FERRO EXPANDS ITS ELECTRONICS PRODUCT PORTFOLIO WITH ACQUISITION OF Electro-Science Laboratories (ESL)

•	ESL is a recognized leader in niche electronic packaging material applications

•	Adds new capabilities in advanced coating material technologies for metal, glass, ceramic and other substrates

•	Enhances Ferro’s platform for growth in Performance Colors and Glass

CLEVELAND, OH – (BUSINESS WIRE) – November 1, 2016 – Ferro Corporation (NYSE: FOE “Company”) today announced that it has acquired Electro-Science Laboratories, Inc. (“ESL”), a leader in electronic packaging materials. Ferro paid $75 million excluding customary adjustments and fees for the privately held company headquartered in King of Prussia, Pennsylvania.

Full-year 2016 adjusted EBITDA is expected to be $9.2 million, suggesting a transaction multiple, excluding synergies, of 8.2x.  Ferro expects synergies in excess of $10 million, with $6 million realized within the first three years of operation.  The Company expects the transaction to be accretive to earnings in year one.

The acquisition of ESL enhances Ferro’s position in the electronic packaging materials space with complementary products, and offers an attractive platform for growth in Ferro’s Performance Colors and Glass business unit.

ESL produces thick-film pastes and ceramic tape systems that enable important functionality in a wide variety of industrial and consumer applications. Its key products are used to build hybrid integrated circuits, modules and sensors that function in harsh conditions. Hybrid integrated circuits using ESL products are used in aerospace and defense applications, such as satellites. The modules and sensors are used in automobile components, including oxygen sensors. ESL products in heat sensors are used in appliances such as ovens and water heaters. ESL paste systems for heaters are used on a wide variety of substrates, including metal, ceramic and glass.  ESL was founded in 1962 and has remained privately owned and associated with the founding family.  The business has operations in the United States and United Kingdom and has 86 employees.

Peter Thomas, Chairman, President and CEO of Ferro Corporation, said, “This acquisition gives Ferro a more significant share of the addressable market for electronic packaging materials, and is highly synergistic within our current Ferro business.  While ESL and Ferro both employ similar manufacturing processes, the product portfolios, end use applications and customers are complementary.  In addition, Ferro is backward integrated into glass production, which will provide raw material synergy opportunities.  ESL is aligned with our asset-light and heavy-touch operating philosophy and our commitment to adding value for our niche market customers across the globe.  ESL is a recognized leader in a market that is expected to continue to grow as a result of increasing everyday use of electronics and sensors within our homes, vehicles and offices.”

“The ESL transaction -- the fifth acquisition by Ferro in 2016 – is the first significant acquisition in our Performance Color and Glass segment, and we are actively reviewing other opportunities in this space,” continued Mr. Thomas.  “We are making acquisitions across all of our businesses to enhance our capabilities, expand our product portfolio and drive new opportunities for growth.”

About Adjusted EBITDA Guidance

Adjusted EBITDA excludes the impact of certain items that are not expected to recur.  Ferro is unable to reconcile ESL’s adjusted EBITDA for full-year 2016 without unreasonable effort.  It is not possible at this time to identify the potential amount or significance of these items for the balance of the year, as they have not yet occurred.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,900 employees globally and reported 2015 sales of $1.1 billion.

About Electro-Science Laboratories, Inc.

ESL (www.electroscience.com) manufactures screen-printable pastes such as thick-film paste conductors, dielectrics and resistors (also known as thick-film inks, paints or coatings), ceramic tape systems, and fired parts such as porous alumina and zirconia cover plates, solid oxide fuel cell substrates, multi-electrode arrays, and both anode-supported and electrolyte-supported fuel cells. These advanced materials find application in hybrid microcircuits and multilayer microelectronics, electronic components such as inductors, capacitors and transformers, heaters on steel or other substrates, plus low and high temperature co-fired ceramics (LTCC and HTCC). ESL delivers on-time, low-cost, high-reliability, stable and reproducible materials in an ISO 9001:2008 environment, scaling up from laboratory and pilot-scale quantities to high-volume production.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company's operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company's future financial performance include the following:

•

Ferro's ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the ESL, Cappelle Pigments, Delta, Pinturas Benicarló, Ferer, and Al Salomi transactions),  as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	Ferro's ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro's ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company's information systems;
•	restrictive covenants in the Company's credit facilities could affect its strategic initiatives and liquidity;
•	Ferro's ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company's manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro's ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro's general and administrative expenses;
•

Ferro's multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company's performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro's return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company's employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro's borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company's assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro's common stock; and
•	other factors affecting the Company's business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

Contacts:

Ferro Corporation

Investors:

Kevin Cornelius Grant, 216-875-5451

Manager of Investor Relations

kevincornelius.grant@ferro.com

or

Media:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com